PRUDENTIAL EQUITY INCOME FUND
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



                                                  January 9, 1998



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     Re:  Rule 24f-2 Notice for Prudential Equity Income Fund
          File Nos. 33-9269 and 811-4864

     On behalf of Prudential Equity Income Fund, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7525.

                                   Very truly yours,


                                   /s/ Marguerite E.H. Morrison
                                        Marguerite E. H. Morrison
                                        Assistant Secretary














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